Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from Sequential and Heelys respective historical audited consolidated financial statements as of and for the year ended December 31, 2012.

The unaudited pro forma condensed combined financial statements give effect to (i) the Merger Transaction (as defined below), (ii) the proceeds received from Sequential’s private placement transaction, and (iii) the related fees and expenses (collectively, the “Transactions”). The unaudited pro forma condensed combined financial statements are intended to show how the Transactions might have affected the historical financial statements of Sequential if the Transactions had been completed at an earlier time.  The unaudited pro forma adjustments are based upon certain assumptions that we believe are reasonable, as set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma adjustments reflecting the completion of the Merger Transaction are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 combines Heelys’ and Sequential’s historical consolidated balance sheets, each as of December 31, 2012, giving effect to the Transactions as if the Transactions had occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines Heelys’ and Sequential’s historical consolidated statements of operations for their respective years each ended December 31, 2012, giving effect to the Transactions as if the Transactions had occurred on January 1, 2012.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger Transaction, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed using information available to date and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The actual adjustments described herein are expected to change based upon the finalization of valuations and negotiations related to the Merger Transaction.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocations of the purchase prices of Heelys will be determined after completion of a thorough analysis to determine the fair value of Heelys’ tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net assets acquired may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact our statement of operations. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Sequential would have been had the Merger Transaction occurred at an earlier date, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the historical consolidated financial statements and related notes thereto contained in Sequential’s 2012 Annual Report on Form 10-K, filed on April 1, 2013, with the Securities and Exchange Commission (the “SEC”) and the historical consolidated financial statements and related notes of Heelys, included elsewhere in this report.

Actual results may be materially different from the pro forma information presented.

The Merger Transaction

On January 24, 2013, Sequential completed its acquisition of Heelys (the “Merger Transaction”) pursuant to the agreement and plan of merger (“the Heelys Merger Agreement”), dated as of December 7, 2012. In accordance with the Heelys Merger Agreement, each share of Heelys common stock issued and outstanding immediately prior to the effective time of the Merger Transaction was automatically cancelled and converted into the right to receive an amount of cash equal to $2.25 per share or, in the aggregate, approximately $63.0 million. The purchase was funded with cash from both Heelys and Sequential. In connection with the Merger Transaction, Sequential incurred legal and other costs related to the transaction of approximately $1.4 million. The Merger Transaction was effected in order to develop and build Sequential’s diversified portfolio of consumer brands. Sequential plans to transition Heelys operations from a wholesale business model to a licensing and brand management model.

The Private Placement Transaction

On December 21, 2012, Sequential entered into a securities purchase agreement (the “Purchase Agreement”) with a select group of accredited investors (the “Investors”), pursuant to which Sequential agreed to sell to the Investors an aggregate of 4,966,667 shares of Sequential’s common stock, par value $0.001 (the “Securities”), at a purchase price of $4.50 per share, for a total offering amount of approximately $22.4 million (the “Offering”). Net proceeds, after the payment of legal and other expenses, amounted to approximately $21.3 million. The Offering was consummated on January 9, 2013 and a portion of the proceeds were used to fund the Merger Transaction.

Sequential will register the underlying shares of common stock sold in the Offering as soon as practicable, but in any event no later than 120 days, following the completion of the Offering (such date, the “Filing Deadline”) and will use its best efforts to have such registration statement declared effective no later than 90 days after the Filing Deadline if Sequential receives comments from the SEC, or 30 days after the Filing Deadline, if Sequential does not receive comments from the SEC (such applicable date, the “Effectiveness Deadline”).  If Sequential fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain grace periods provided for in the Registration Rights Agreement, dated as of January 9, 2013, by and among Sequential and the Investors parties thereto, Sequential will be required to pay certain liquidated damages to the Investors. The Registration Rights Agreement also provides for customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods. In the event the Investors no longer hold “Registrable Securities,” as defined in the Registration Rights Agreement, notwithstanding the foregoing, Sequential may no longer be obligated to register the Securities with the SEC.

Pro Forma Condensed Combined Balance Sheet
December 31, 2012
(Unaudited)

		Pro Forma					Pro Forma
	Sequential	Adjustments	Heelys	Pro Forma Adjustments			Condensed
	Historical	(a)	Historical	(b)	(c)	(d)	Combined
Current Assets:
Cash and cash equivalents	$2,624,243	$21,250,000	$38,887,000	$(7,101,867)	$-	$(38,887,000)	$16,772,376
Restricted cash	35,351	-	-	-	-	-	35,351
Investments	-	-	16,995,000	-	-	(16,995,000)	-
Accounts receivable	475,949	-	5,083,000	5,083,000	-	(5,083,000)	5,558,949
Inventory	-	-	4,831,000	3,000,000	-	(4,831,000)	3,000,000
Prepaid expenses and other current assets	516,541	-	1,153,000	1,153,000	-	(1,153,000)	1,669,541
Total current assets	3,652,084	21,250,000	66,949,000	2,134,133	-	(66,949,000)	27,036,217

Property and equipment, net of accumulated depreciation and amortization	-	-	328,000	328,000	-	(328,000)	328,000
Trademarks, net of accumulated amortization	4,293,113	-	318,000	2,682,867	-	(318,000)	6,975,980
Goodwill	428,572	-	-	945,947	-	-	1,374,519
Deferred financing costs, net and other assets	598,519	-	10,000	10,000	-	(10,000)	608,519
Long-term assets held for disposition from discontinued operations of wholesale business	3,950	-	-	-	-	-	3,950
Total assets	$8,976,238	$21,250,000	$67,605,000	$6,100,947	$-	$(67,605,000)	$36,327,185

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$3,719,504	$-	$4,189,000	$4,189,000	$767,000	$(4,189,000)	$8,675,504
Deferred license revenue, current portion	421,667	-	-	-	-	-	421,667
Deferred income taxes/ Inc Taxes Payable	-	-	10,000	10,000	-	(10,000)	10,000
Current liabilities held for disposition from discontinued operations of wholesale business	956,920	-	-	-	-	-	956,920
Current liabilities held for disposition from discontinued operations of retail subsidiary	393,729	-	-	-	-	-	393,729
Total current liabilities	5,491,820	-	4,199,000	4,199,000	767,000	(4,199,000)	10,457,820

Long-Term Liabilities:
Deferred lease obligations	30,320	-	-	-	-	-	30,320
Senior secured convertible debentures	3,502,267	-	-	-	-	-	3,502,267
Other long term liabilities	-	-	956,000	1,901,947	-	(956,000)	1,901,947
Total long-term liabilities	3,532,587	-	956,000	1,901,947	-	(956,000)	5,434,534
Total liabilities	9,024,407	-	5,155,000	6,100,947	767,000	(5,155,000)	15,892,354

Stockholders’ (deficit) equity:
Preferred stock Series A, $0.001 par value	15	-	-	-	-	-	15
Common stock, $0.001 par value	2,876	4,967	28,000	-	-	(28,000)	7,843
Additional paid-in capital	14,789,736	21,245,033	66,883,000	-	-	(66,883,000)	36,034,769
Retained earnings / (Accumulated deficit)	(16,915,934)	-	(3,768,000)	-	(767,000)	3,768,000	(17,682,934)
Accumulated other comprehensive loss	-	-	(693,000)	-	-	693,000	-
Total stockholders’ (deficit) equity	(2,123,307)	21,250,000	62,450,000	-	(767,000)	(62,450,000)	18,359,693
Noncontrolling interest	2,075,138	-	-	-	-	-	2,075,138
Total (deficit) equity	(48,169)	21,250,000	62,450,000	-	(767,000)	(62,450,000)	20,434,831
Total liabilities and stockholders’ (deficit) equity	$8,976,238	$21,250,000	$67,605,000	$6,100,947	$-	$(67,605,000)	$36,327,185

Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012
(Unaudited)

	Sequential	Heelys	Pro Forma Adjustments		Pro Forma Condensed Combined	Pro Forma Adjustments		Pro Forma Condensed
	Historical	Historical	(a)		(b)	(c)	(d)	Combined
Net revenue	$5,273,945	$27,903,000	$-		$33,176,945	$(27,903,000)	$2,232,240	$7,506,185

Cost of sales	-	17,828,000	-		17,828,000	(17,828,000)	-	-

Operating expenses	11,811,927	21,041,000	(2,068,000)		30,784,927	(6,997,000)	-	23,787,927

(Loss) income from operations	(6,537,982)	(10,966,000)	2,068,000		(15,435,982)	(3,078,000)	2,232,240	(16,281,742)

Other (expense) income:
Other (expense) income	-	160,000	-		160,000	(160,000)	-	-
Interest expense, net	(828,945)	207,000	-		(621,945)	(207,000)	-	(828,945)
Total other (expense) income	(828,945)	367,000	-		(461,945)	(367,000)	-	(828,945)

(Loss) income before income taxes	(7,366,927)	(10,599,000)	2,068,000		(15,897,927)	(3,445,000)	2,232,240	(17,110,687)

Provision (benefit) for income taxes	26,998	110,000	-		136,998	-	-	136,998

(Loss) income from continuing operations	(7,393,925)	(10,709,000)	2,068,000		(16,034,925)	(3,445,000)	2,232,240	(17,247,685)

Discontinued Operations:
Loss from discontinued operations of wholesale business	(985,126)	-	-		(985,126)	-	-	(985,126)
Loss from discontinued operations of retail subsidiary	(795,181)	-	-		(795,181)	-	-	(795,181)
Net loss from discontinued operations	(1,780,307)	-	-		(1,780,307)	-	-	(1,780,307)

Net (loss) income	(9,174,232)	(10,709,000)	2,068,000		(17,815,232)	(3,445,000)	2,232,240	(19,027,992)

Noncontrolling interest in continuing operations	48,862	-	-		48,862	-	-	48,862

Net (loss) income attributable to common stockholders	$(9,125,370)	$(10,709,000)	$2,068,000		$(17,766,370)	$(3,445,000)	$2,232,240	$(18,979,130)

Basic and diluted loss per share:
Continuing operations	$(3.04)				$(2.17)			$(2.33)
Discontinued operations	$(0.74)				$(0.24)			$(0.24)
Attributable to common stockholders	$(3.78)				$(2.41)			$(2.57)

Basic and diluted weighted average common shares outstanding	2,413,199		4,966,667	(e)	7,379,866			7,379,866

Pro Forma Condensed Combined Balance Sheet Adjustments

(a)
Reflects the issuance and sale of 4,966,667 shares of Sequential’s common stock in a private placement transaction at $4.50 per share, for gross proceeds of approximately $22.4 million, net of $1.1 million of offering costs in connection with the private placement transaction, or $21.3 million.

(b)
Reflects the allocation, on a preliminary basis, of cost associated with the Merger Transaction under the acquisition method of accounting as though the acquisition occurred on December 31, 2012. The adjustment for the Heelys purchase price allocation assumes that $7.1 million of cash from the private placement transaction and $55.9 million of cash and investments from the Heelys historical balance sheet are used to finance the Merger Transaction. The allocation of the purchase price is as follows:

Total Consideration Paid by Sequential	$7,101,867

Allocated to:
Accounts receivable	5,083,000
Inventory	3,000,000
Prepaid expenses and other current assets	1,153,000
Property and equipment	328,000
Trademarks	2,682,867
Deferred financing costs, net and other assets	10,000
Accounts payable and accrued expenses	(4,189,000)
Deferred income taxes/ Inc Taxes Payable	(10,000)
Other long term liabilities	(1,901,947)
Goodwill	945,947
Total Allocated Purchase Price	$7,101,867

For purposes of the pro forma financial statements, carrying value is deemed to approximate fair value. Inventory is valued based upon the expected net realizable value. Included in other long term liabilities are deferred tax liabilities of $945,947. Trademarks are expected to have an indefinite useful life.

(c)
Reflects the direct, incremental costs of the acquisition to be incurred in connection with the Merger Transaction. These have been accrued on the pro forma balance sheet at December 31, 2012 in accounts payable and accrued expenses, and are also included in accumulated deficit.

(d)	Reflects the elimination of Heelys historical balance sheet.

Pro Forma Condensed Combined Statement of Operation Adjustments

(a)
Reflects the direct, incremental costs of the acquisition incurred as of December 31, 2012, of which $673,000 is recorded in Sequential’s statement of operations and $1,395,000 is recorded in Heelys statement of operations.

(b)
Reflects the combined results of Sequential and Heelys, less the direct, incremental costs of the acquisition, as if the Merger Transaction had occurred on January 1, 2012. The following pro forma adjustments reflect the effects of the transition of Heelys operations from a wholesale business model to a licensing and brand management model.

(c)
Reflects the elimination of Heelys historical operations that are not related to the licensing business.  Licensing arrangements do not incur significant cost of sales; therefore they are eliminated in the pro forma adjustments. Operating expenses assumes the elimination of sales and marketing expenses only, and does not assume the elimination of general and administrative expenses. Interest income is eliminated due to the use of Heelys investments in order to fund the acquisition. Other expenses are eliminated as they are not considered to be a part of the Heelys licensing model and ongoing operations.

(d)
Represents revenues from Heelys license agreement based on expected minimum royalties and additional revenues based on a percentage of sales from the Heelys brand.  Pro forma revenues reflect the transition of Heelys business from a wholesale model to a licensing model. Licensing revenues are estimated to be approximately 8% of historical wholesale revenues, which approximates revenues from Heelys license agreement.

(e)	Reflects the shares of Sequential’s common stock that were issued in connection with the private placement transaction.